Date:	October 7, 2008
Media Contact:	William H. Galligan	Phone:	816/983-1551

bgalligan@kcsouthern.com

KCS Receives Stockholder Approval of 2008 Stock Option and
Performance Award Plan

Kansas City, MO, October 7, 2008. Kansas City Southern (KCS) (NYSE:KSU) announced today that its stockholders, on an affirmative vote of over 90% of the shares voted at today’s special stockholders’ meeting, approved the KCS 2008 Stock Option and Performance Award Plan.

Headquartered in Kansas City, Mo., Kansas City Southern is a transportation holding company that has railroad investments in the U.S., Mexico and Panama.  Its primary U.S. holding is The Kansas City Southern Railway Company, serving the central and south central U.S.  Its international holdings include Kansas City Southern de Mexico, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal.  Kansas City Southern’s North American rail holdings and strategic alliances are primary components of a NAFTA Railway system, linking the commercial and industrial centers of the U.S., Mexico and Canada.

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